Exhibit 99.2

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Financial Statements

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Unaudited)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

TABLE OF CONTENTS

Condensed Combined Balance Sheets as of October 1, 2023 and December 25, 2022	1

Condensed Combined Statements of Operations for the nine months ended October 1, 2023 and September 25, 2022	2

Condensed Combined Statements of Comprehensive Loss for the nine months ended October 1, 2023 and September 25, 2022	3

Condensed Combined Statements of Cash Flows for the nine months ended October 1, 2023 and September 25, 2022	4

Condensed Combined Statements of Parent Equity and Redeemable Non-Controlling Interest for the nine months ended October 1, 2023 and September 25, 2022	5

Notes to Condensed Combined Financial Statements	6

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Balance Sheets

October 1, 2023 and December 25, 2022

(Thousands of Dollars)

	October 1, 2023	December 25, 2022
ASSETS
Current assets
Cash and cash equivalents, including restricted cash of $4,133 in 2023 and $13,600 in 2022	$71,022	$91,077
Accounts receivable, less allowance for credit losses of $1,398 in 2023 and $2,266 in 2022	85,186	157,749
Inventories	2,730	2,974
Prepaid expenses and other current assets	410,374	423,456

Total current assets	569,312	675,256

Operating lease right-of-use assets	29,233	38,233
Property, plant and equipment, net	22,273	28,696
Investment in productions and investments in acquired content rights	731,855	694,002
Goodwill	—	231,000
Other intangibles, net	42,402	118,995
Other	113,029	115,091

Total assets	$1,508,104	$1,901,273

LIABILITIES, NONCONTROLLING INTERESTS AND PARENT EQUITY
Current liabilities
Production financing	$150,096	$194,781
Accounts payable	22,631	29,833
Deferred revenue	26,484	22,991
Accrued participation and residuals	229,823	267,037
Accrued liabilities	136,727	207,252

Total current liabilities	565,761	721,894

Long-term operating lease liabilities	25,643	31,012
Deferred revenue	1,098	714
Other liabilities	13,785	32,175

Total liabilities	606,287	785,795

Commitments and contingencies (Note 14)
Redeemable noncontrolling interests	—	—
Parent equity
Net parent investment	929,651	1,143,855
Accumulated other comprehensive loss	(27,834)	(28,377)

Total parent equity	901,817	1,115,478

Total liabilities, noncontrolling interests and parent equity	$1,508,104	$1,901,273

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Operations

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Net revenues	$419,325	$518,174
Costs and expenses:
Direct operating	320,545	394,479
Distribution and marketing	28,384	12,548
General and administration	87,555	98,221
Depreciation and amortization	18,476	19,584
Impairment of goodwill and trade name	296,167	—
Total costs and expenses	751,127	524,832

Operating loss	(331,802)	(6,658)

Interest expense	29,389	7,261
Interest income	(5,481)	(1,951)
Other expense, net	2,759	311

Loss before income taxes	$(358,469)	$(12,279)
Income tax provision (benefit)	(38,349)	11,237

Net loss	(320,120)	(23,516)
Less: Net earnings attributable to noncontrolling interests	—	576

Net loss attributable to Entertainment One Film and Television Business	$(320,120)	$(24,092)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Comprehensive Loss

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Net loss	$(320,120)	$(23,516)
Other comprehensive earnings (loss):
Foreign currency translation adjustments, net of tax	1,894	(37,978)
Net gains on cash flow hedging activities, net of tax	408	8,083
Reclassifications to earnings, net of tax:
Net losses on cash flow hedging activities	(1,759)	(1,186)

Other comprehensive earnings (loss), net of tax	543	(31,081)

Total comprehensive loss, net of tax	(319,577)	(54,597)
Total comprehensive earnings attributable to noncontrolling interests	—	576

Total comprehensive loss attributable to Entertainment One Film and Television Business	$(319,577)	$(55,173)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Cash Flows

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Cash flows from operating activities:
Net loss	$(320,120)	$(23,516)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	6,815	5,293
Amortization of intangible assets	11,661	14,291
Program cost amortization	249,848	318,966
Share-based compensation funded by Parent	8,223	3,019
Non-cash lease expense	9,049	6,560
Deferred income taxes	(41,902)	(38)
Impairment of goodwill and trade name	296,167	—
Other non-cash items	(1,351)	6,897
Changes in assets and liabilities:
Decrease in accounts receivable	47,262	4,799
Decrease (increase) in inventories	245	(290)
Decrease in prepaid expenses and other current assets	27,817	4,221
Program spend	(304,052)	(453,483)
Increase (decrease) in accounts payable	(7,503)	10,071
Increase (decrease) in accrued liabilities	(41,829)	39,422
Decrease in accrued participation and residuals	(37,829)	(11,922)
Increase in deferred revenue	3,845	14,438
Decrease in Other noncurrent liabilities	(7,357)	(1,279)
Decrease (increase) in Other noncurrent assets	27,347	(41,186)

Net cash used in operating activities	(73,664)	(103,737)

Investing activities:
Additions to Property, plant and equipment	(478)	(4,972)

Net cash used in investing activities	(478)	(4,972)

Financing activities:
Buyout of redeemable noncontrolling interest	—	(18,500)
Distributions to noncontrolling interests	—	(1,900)
Net proceeds from borrowings	117,944	204,032
Repayments of borrowings	(162,029)	(188,752)
Financing transactions with Parent, net	97,445	79,895

Net cash provided by financing activities	53,360	74,775

Effect of exchange rate changes on cash and cash equivalents	727	(980)

Change in cash and cash equivalents and restricted cash	(20,055)	(34,914)
Cash, cash equivalents and restricted cash at beginning of period	91,077	132,880

Cash, cash equivalents and restricted cash at end of period	$71,022	$97,966

Supplemental information
Income taxes paid	$(8,948)	$(2,824)

Interest paid	$(9,626)	$(202)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Parent Equity and Redeemable Non-Controlling Interest

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Net Parent Investment
Balance at the beginning of the period	$1,143,855	$1,028,975
Net loss attributable to Entertainment One Film and Television Business	(320,120)	(24,092)
Share-based compensation funded by Parent	8,223	3,019
Net contributions from Parent	97,693	86,737

Balance at the end of the period	$929,651	$1,094,639

Accumulated Other Comprehensive Earnings (Loss), net of tax
Balance at the beginning of the period	$(28,377)	$5,278
Other comprehensive earnings (loss)	543	(31,081)

Balance at the end of the period	(27,834)	(25,803)

Total Parent Equity	$901,817	$1,068,836

Redeemable Non-Controlling Interest
Balance at the beginning of the period	$—	$23,938
Distributions paid to noncontrolling owners and other foreign exchange	—	(1,500)
Buyout of redeemable noncontrolling interest	—	(23,014)
Net earnings attributable to noncontrolling interests	—	576

Balance at the end of the period	$—	$—

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(1)	Description of Business and Basis of Presentation

Description of Business

The accompanying Condensed Combined Financial Statements include the accounts of operations that comprise the Entertainment One (“eOne”) Film and Television operations of Hasbro, Inc. (“Hasbro” or the “Parent”) (the “Company”). The eOne Film and Television business produces scripted and unscripted television and motion pictures with global distribution and an extensive film and television library. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Condensed Combined Financial Statements.

On August 3, 2023, Hasbro and certain of its wholly and majority owned subsidiaries entered into a definitive agreement (the “Purchase Agreement”) to sell the Company’s film and television business to Lionsgate (the “Purchaser” or “Lionsgate”) for approximately $500,000 thousand (the “Transaction”). Upon consummation of the Transaction, the historical operations of the Company will be transferred to the Purchaser, and Hasbro and the Purchaser will enter into various commercial agreements designed to continue to serve their respective customers. The sale will include employees, a content library of nearly 6,500 titles, active productions for non-Hasbro owned IP and the eOne unscripted business, which will include rights for certain Hasbro-based shows.

The business does not include Hasbro’s Allspark operations, nor any active productions for Hasbro-owned IP such as Dungeons & Dragons. Consequently, these assets are not included in the accompanying Condensed Combined Financial Statements of the Company.

The accompanying Condensed Combined Financial Statements reflect the pushdown of acquisition accounting for the assets and liabilities which were directly attributable to the Company, and which existed as of the Lionsgate acquisition.

Basis Of Presentation

The Condensed Combined Financial Statements represent the operations of the Company and have been prepared on a “carve-out” basis. The Condensed Combined Financial Statements have been derived from Hasbro’s Consolidated Financial Statements and accounting records, and reflect the Condensed Combined Statements of Operations, Statements of Comprehensive Earnings, Balance Sheets, Cash Flows and Equity in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Hasbro provides certain corporate functions to the Company and costs associated with these provided services have been allocated to the Company. These allocations include treasury functions, tax services and employment legal functions. The costs of such services have been allocated to the Company based on an allocation metric which best represents the Company’s portion of corporate expenses incurred, primarily using the relative percentage of operating income. Management believes such allocations to be reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent company for the period presented. The cost allocations for these items are included in in “General and administration” in the Condensed Combined Statement of Operations. The total amounts of these cost allocations were approximately $299 thousand and $100 thousand for the nine months ended October 1, 2023 and September 25, 2022, respectively. See note 15.

Hasbro maintains a number of share-based compensation programs at a corporate level. The Company’s employees participate in those programs, and as such, the Company was charged a portion of the expenses associated with these programs. The Company was directly attributed share-based compensation expenses of $8,223 thousand and $3,019 thousand for the nine months ended October 1, 2023 and September 25, 2022, respectively. The charges are included in “General and administration” in the Condensed Combined Statements of Operations.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Substantially all employees attributable to the Company are covered by defined contribution plans held by the Company, rather than Hasbro. These related expenses are all directly attributable to the Company and resulting liabilities are in Accrued liabilities in the Condensed Combined Balance Sheet.

“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Condensed Combined Balance Sheets.

The Company frequently engages in various activities with Hasbro, resulting in accounts receivable and accounts payable positions. These balances do not settle in cash and have been eliminated through Net Parent Investment for the periods presented. Additionally, intercompany transactions within the Film and Television business have been eliminated for the periods presented.

The Condensed Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Condensed Combined Statements of Operations, Balance Sheets, and Statement of Cash Flows had the Company operated as an independent business from Hasbro during the periods presented.

Preparation of Condensed Combined Financial Statements

The preparation of the Condensed Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Condensed Combined Financial Statements and notes thereto. Actual results could differ from those estimates.

The nine-month periods ended October 1, 2023 and September 25, 2022 were 40-week and 39-week periods, respectively. The results of operations for the nine months ended October 1, 2023 are not necessarily indicative of results to be expected for the full year 2023, nor were those of the comparable 2022 period representative of those actually experienced for the full year 2022.

The Condensed Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Condensed Combined Statement of Operations, Balance Sheet, and Statement of Cash Flows would have been had the Company operated as an independent business from Hasbro during the periods presented. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Condensed Combined Financial Statements.

Impairment of Reporting Unit

During the second quarter of 2023, the Company determined that a triggering event occurred following a downward revision of the Company’s financial forecast, driven by challenging industry conditions that included the strike by the Writers Guild of America. As a result, the Company performed a quantitative impairment test and determined that the Company’s reporting unit was impaired. During the second quarter of 2023, the Company recorded pre-tax non-cash impairment charges of $296,167 thousand as the carrying value of the reporting unit exceeded its expected fair value, as determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. These impairment charges consisted of a $231,000 thousand goodwill impairment charge associated with goodwill and a $65,167 thousand intangible asset impairment charge related to the Company’s definite-lived intangible eOne Trade Name, recorded in Impairment of goodwill and trade name, within the Consolidated Statements of Operations for the nine months ended October 1, 2023.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(2)	Revenue Recognition

Contract Assets

In the ordinary course of business, the Entertainment One Film & TV Business enters into contracts to license their intellectual property, providing licensees right-to-use or access such intellectual property for use in the production and for use within content for distribution over streaming platforms and for television and film. The Company also licenses owned television and film content for distribution to third parties in formats that include broadcast, theatrical and digital streaming. Through these arrangements, the Company may receive advanced royalty payments from licensees, either in advance of a licensees’ subsequent sales to customers or prior to the completion of the Company’s performance obligation. The Company defers revenues on all licenses until the respective performance obligations are satisfied. The Company records the aggregate deferred revenues as contract liabilities, with the current portion recorded within Accrued Liabilities and the long-term portion recorded as Other Liabilities in the Company’s Condensed Combined Balance Sheets. The Company records contract assets, primarily related to (1) minimum guarantees being recognized in advance of contractual invoicing, which are recognized ratably over the terms of the respective license periods, and (2) film and television distribution revenues recorded for content delivered, where payment will occur over the license term.

The Company’s contract assets are classified within the following financial statement line items in the Condensed Combined Balance Sheets at October 1, 2023 and December 25, 2022 as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets	$84,025	$109,607
Other	301,599	319,045

Contract assets	$385,624	$428,652

Deferred Revenue

Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Revenues of $16,430 thousand were recognized during the nine months ended October 1, 2023, related to the balance of deferred revenue at December 25, 2022.

Unsatisfied Performance Obligations

Unsatisfied performance obligations relate primarily to in-production television content to be delivered in the future under existing agreements with partnering content providers such as broadcasters, distributors, television networks and subscription video on demand services. As of October 1, 2023, unrecognized revenue attributable to unsatisfied performance obligations expected to be recognized in the future was $120,516 thousand. Of this amount, we expect to recognize approximately $95,616 thousand in 2023, $22,801 thousand in 2024, and $1,959 thousand in 2025, and $140 thousand in 2026. These amounts include only fixed consideration.

Accounts Receivable and Allowance for Credit Losses

The Company’s balance for accounts receivable on the Condensed Combined Balance Sheets as of October 1, 2023 and December 25, 2022 are primarily from contracts with customers. The Company had no material expense for credit losses in the nine months ended October 1, 2023 or September 25, 2022.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Disaggregation of revenues

The Company disaggregates its revenues from contracts with customers by category: Home Video and Digital, Broadcast and Licensing and Production and Other. Information by major revenue stream and a reconciliation to reported amounts for the nine months ended October 1, 2023 and September 25, 2022 are as follows:

(In thousands)	2023	2022
Home Video, Digital and Theatrical	$18,873	$19,766
Broadcast and Licensing	138,208	129,528
Production and Other	262,244	368,880

Total revenues	$419,325	$518,174

(3)	Other Comprehensive Loss

Components of other comprehensive loss are presented within the Condensed Combined Statements of Comprehensive Loss. The following table presents the related tax effects on changes in other comprehensive loss for each of the nine months ended October 1, 2023 and September 25, 2022.

(In thousands)	2023	2022
Other comprehensive earnings (loss), tax effect:
Tax (expense) benefit on cash flow hedging activities	$(33)	$(1,911)
Tax (expense) benefit on foreign currency translation amounts	—	—
Reclassifications to earnings, tax effect:
Tax expense (benefit) on net (gains) losses on cash flow hedging activities	13	232

Total tax effect on other comprehensive loss attributable to Entertainment One Film and Television Business Film and Television	$(20)	$(1,679)

Changes in the components of accumulated other comprehensive loss, net of tax for each of the nine months ended October 1, 2023 and September 25, 2022 are as follows:

(In thousands)	Gains (Losses) on Derivative Instruments	Foreign Currency Translation Adjustments	Total Accumulated Other Comprehensive Earnings (Loss)
2023
Balance at December 25, 2022	$1,296	$(29,673)	$(28,377)
Current period other comprehensive earnings (loss)	408	1,894	2,302
Reclassifications from AOCE to earnings	(1,759)	—	(1,759)

Balance at October 1, 2023	$(55)	$(27,779)	$(27,834)

2022
Balance at December 26, 2021	$1,886	$3,392	$5,278
Current period other comprehensive earnings (loss)	8,083	(37,978)	(29,895)
Reclassifications from AOCE to earnings	(1,186)	—	(1,186)

Balance at September 25, 2022	$8,783	$(34,586)	$(25,803)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Gains (Losses) on Derivative Instruments

At October 1, 2023, the Company had remaining net deferred losses on foreign currency forward contracts, net of tax, of $55 thousand in AOCE. These instruments hedge payments related to television and movie production costs paid in 2023 or expected to be paid in 2024 or 2025. These amounts will be reclassified into the Condensed Combined Statements of Operations upon recognition of the related costs.

The company expects net deferred gains included in AOCE at October 1, 2023, to be reclassified to the Condensed Combined Statements of Operations within the next 12 months. However, the amount ultimately realized in earnings is dependent on the fair value of the hedging instruments on the settlement dates.

See note 12 for additional discussion on reclassifications from AOCE to earnings.

(4)	Property, Plant and Equipment

(In thousands)	October 1, 2023	December 25, 2022
Computer software and hardware	$27,980	$27,802
Furniture and fixtures	2,612	2,466
Leasehold improvements	16,148	16,108
Less accumulated depreciation	(24,467)	(17,680)

Total property, plant and equipment, net	$22,273	$28,696

Expenditures for maintenance and repairs which do not materially extend the life of the assets are charged to operations as incurred. In the nine months ended October 1, 2023 and September 25, 2022, the Company recorded $6,815 thousand and $5,293 thousand, respectively, of depreciation expense.

See note 11 for additional discussion on right of use assets.

(5)	Goodwill and Other Intangible Assets

Goodwill

Changes in the carrying amount of goodwill, for the nine months ended October 1, 2023 are as follows:

(In thousands)	Goodwill
Balance as of December 25, 2022	$231,000
Impairment during the period (1)	(231,000)

Balance as of October 1, 2023	$—

(1)	See note 1 for discussion of goodwill impairment recorded during the second quarter of 2023.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Other Intangible Assets, Net

The following table represents a summary of the Company’s other intangible assets, net at October 1, 2023 and December 25, 2022:

(In thousands)	2023	2022
Exclusive content agreements and libraries	$89,726	$89,481
Trade name (1)	—	85,000
Accumulated amortization	(47,324)	(55,486)

Total other intangibles assets, net	$42,402	$118,995

(1)	See note 1 for discussion of eOne Trade name impairment recorded during the second quarter of 2023.

The Company’s other intangible assets are amortized straight line over their remaining useful lives, and accumulated amortization of these other intangibles is reflected in other intangible assets, net in the accompanying Condensed Combined Balance Sheets.

Intangible assets are reviewed for indications of impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. See note 1 for discussion of eOne Trade name impairment recorded during the second quarter of 2023.

(6)	Investments in Productions and Investments in Acquired Content Rights

Investments in productions and investments in acquired content rights are predominantly monetized on a title-by-title basis and are recorded within other assets in the Company’s Condensed Combined Balance Sheets, to the extent they are considered recoverable against future revenues. These amounts are being amortized to program cost amortization using a model that reflects the consumption of the asset as it is released through various channels including broadcast licenses, theatrical release and home entertainment. Amounts capitalized are reviewed periodically on an individual film basis and any portion of the unamortized amount that appears not to be recoverable from future net revenues is expensed as part of program cost amortization during the period the loss becomes evident. The Company’s unamortized investments in productions and investments in acquired content rights consisted of the following at October 1, 2023 and December 25, 2022:

(In thousands)	2023	2022
Investment in Films and Television Programs:
Individual monetization
Released, net of amortization	$463,657	$489,756
Completed and not released	68,741	78,644
In production	76,013	21,915
Pre-production	123,444	103,687

Total program investments	$731,855	$694,002

The Company recorded $249,848 thousand of program cost amortization related to released programming in the nine months ended October 1, 2023, consisting of the following:

(In thousands)	Investment in Production	Investment in Content	Total
Program cost amortization	$219,847	$30,001	$249,848

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(7)	Accrued Liabilities

Components of accrued liabilities for the nine months ended October 1, 2023 and December 25, 2022 are as follows:

(In thousands)	2023	2022
Accrued expenses IIP & IIC	$48,012	$78,923
Severance	12,215	21,131
Payroll	6,417	20,793
Current lease liability	7,035	8,155
Accrued taxes	25,755	20,089
Other	37,293	58,161

Total accrued liabilities	$136,727	$207,252

(8)	Production Financing

Production Financing

The Company uses production financing to fund certain of its television and film productions which are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing.

Interest is charged at bank prime rate plus a margin based on the risk of the respective production. The weighted average interest rate on all production financing as of October 1, 2023 was 7.5%.

The Company’s senior revolving film and television production credit facility (the “RPCF”) with MUFG Union Bank, N.A., as administrative agent and lender and certain other financial institutions, as lenders thereto (the “Revolving Production Financing Agreement”) provides the Company with commitments having a maximum aggregate principal amount of $250,000 thousand. The Revolving Production Financing Agreement also provides the Company with the option to request a commitment increase up to an aggregate additional amount of $150,000 thousand subject to agreement of the lenders. The Revolving Production Financing Agreement extends through November 22, 2024. The Company uses the RPCF to fund certain of the Company’s original film and TV production costs. Borrowings under the RPCF are non-recourse to the Company’s assets.

The Company has U.S. dollar production credit facilities and Canadian dollar and U.S. dollar production loans with various banks. For all periods presented, the carrying value approximated fair value. The carrying amounts of each component of Production Financing were as follows:

(In thousands)	Production Loans	Credit Facilities	Total Production Financing
As of October 1, 2023	$8,185	$141,911	$150,096

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

The following table represents movements in production financing during the first nine months of 2023:

(In thousands)	Production Financing
Balance at December 25, 2022	$194,781
Drawdown	117,939
Repayments	(162,029)
Foreign exchange differences	(595)

Balance at October 1, 2023	$150,096

(9)	Income Taxes

In preparing the Film and TV carve-out financial statements, The Company has determined the tax provision for those operations on a separate return basis. The tax provision and the related tax disclosures set out below are not necessarily representative of the tax provision and the related tax disclosures that may arise in the future.

The Company files income tax returns in the United States and various state and international jurisdictions. In the normal course of business, the Company is regularly audited by U.S. federal, state and local, and international tax authorities in various tax jurisdictions.

Our effective tax rate (“ETR”) from continuing operations was 10.7% for the nine months ended October 1, 2023 and (91.5%) for the nine months ended September 25, 2022. The following items caused the year-to-date ETR to be significantly different from the prior year ETR:

•

During the nine months ended October 1, 2023, the Company recorded a net discrete tax benefit of $14,046 thousand primarily associated with a tax benefit on the impairment of eOne trade name in the UK. During the nine months ended October 1, 2023, the Company also recorded a $3,553 thousand tax expense related to non-recoverable withholding tax in Canada and the US.

•

During the nine months ended September 25, 2022, the Company recorded a net discrete tax benefit of $1,747 thousand primarily associated with certain provision to return adjustments in the UK. During the nine months ended September 25, 2022, the Company also recorded $11,275 thousand of tax expense related to non-recoverable withholding tax in Canada and the US.

(10)	Fair Value of Financial Instruments

The Company measures certain financial instruments at fair value. The fair value hierarchy consists of three levels: Level 1 fair values are based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. There have been no transfers between levels within the fair value hierarchy.

Accounting standards permit entities to measure many financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

At October 1, 2023 and December 25, 2022, the Company had the following assets and liabilities measured using Level 2 fair value indicators in its Condensed Combined Balance Sheets:

(In thousands)	Fair Value
October 1, 2023
Assets:
Derivatives	$1,890

Total assets	$1,890

Liabilities:
Derivatives	$4,676

Total liabilities	$4,676

December 25, 2022
Assets:
Derivatives	$6,744

Total assets	$6,744

Liabilities:
Derivatives	$2,266

Total liabilities	$2,266

The Company’s derivatives consist of foreign currency forward contracts. The Company uses current forward rates of the respective foreign currencies to measure the fair value of these contracts.

(11)	Leases

The Company occupies offices under various operating lease arrangements. The Company has no finance leases. The leases have remaining terms of 1 to 7 years, some of which include options to extend lease terms or options to terminate current lease terms at certain times, subject to notice requirements set out in the lease agreement. Payments under certain of the lease agreements may be subject to adjustment based on a consumer price index or other inflationary indices. The lease liability for such lease agreements as of the adoption date, was based on fixed payments as of the adoption date. Any adjustments to these payments based on the related indices will be recorded to expense as incurred. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. The Company expenses non-lease components as incurred for real estate leases.

The rent expense under such arrangements and similar arrangements that do not qualify as leases under ASU 2016-02, net of sublease income amounted to $7,820 thousand and $10,335 thousand, respectively, for each of the nine months period ended October 1, 2023 and September 25, 2022, and was not material to the Company’s financial statements nor were expenses related to short term leases (expected term less than twelve months) or variable lease payments during those same periods.

All leases expire prior to 2030. Real estate taxes, insurance and maintenance expenses are generally obligations of the Company. Operating leases often contain renewal options. In those locations in which the Company continues to operate, management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Information related to the Company’s leases for the nine months ended October 1, 2023 and September 25, 2022 is as follows:

(In thousands)	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$7,043	$7,697
Right-of-use assets obtained in exchange for lease:
Operating leases net of lease modifications	29,233	40,409

Weighted Average Remaining Lease Term:
Operating leases	4.9 years	5.6 years
Weighted Average Discount Rate:
Operating leases	1.8%	1.7%

The following is a reconciliation of future undiscounted cash flows to the operating liabilities, and the related right of use assets, included in our Condensed Combined Balance Sheets as of October 1, 2023:

(In thousands)	October 1, 2023
2023 (excluding the nine-month period ended October 1, 2023)	$2,007
2024	7,677
2025	7,745
2026	5,530
2027	5,208
2028 and thereafter	5,966

Total future lease payments	34,133
Less imputed interest	1,455

Present value of future operating lease payments	32,678
Less current portion of operating lease liabilities (1)	7,035

Non-current operating lease liability (2)	25,643

Operating lease right-of-use assets, net (3)	$29,233

(1)	Included in Accrued liabilities on the Condensed Combined Balance Sheets
(2)	Included in Other liabilities on the Condensed Combined Balance Sheets
(3)	Included in Operating lease right-of-use assets on the Condensed Combined Balance Sheets

(12)	Derivative Financial Instruments

The Company uses foreign currency forward and option contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter contracts, which hedge future currency requirements related to television and film production cost and production financing facilities (see note 8) as well as other cross-border transactions not denominated in the functional currency of the business unit, are primarily denominated in United States and Canadian Dollars, Pound Sterling and Euros. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a single counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Cash Flow Hedges

All the Company’s designated foreign currency forward contracts are considered to be cash flow hedges. These instruments hedge a portion of the Company’s currency requirements associated with certain production financing loans and other cross-border transactions, primarily in years 2023 and to a lesser extent, 2024.

At October 1, 2023 and December 25, 2022, the notional amounts and fair values of the Company’s foreign currency forward and option contracts designated as cash flow hedging instruments were as follows:

	2023		2022
(In thousands)	Notional Amount	Fair Value	Notional Amount	Fair Value
Hedged Item

Foreign Currency denominated expense	28,669	(44)	78,298	1,706

The fair values of the Company’s foreign currency forward contracts designated as cash flow hedges are recorded in the Condensed Combined Balance Sheets at October 1, 2023 and December 25, 2022, as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets
Unrealized gains	$55	$2,051
Unrealized losses	—	—

Net unrealized gains	$55	$2,051

Accrued liabilities
Unrealized gains	$—	$—
Unrealized losses	(98)	(292)

Net unrealized losses	$(98)	$(292)

Net gains on cash flow hedging activities have been reclassified from other comprehensive earnings (loss) to net loss for the nine months ended October 1, 2023 and September 25, 2022 as follows:

(In thousands)	2023	2022
Condensed Combined Statements of Operations Classification

Other expense, net	1,759	1,186

Net realized gains	$1,759	$1,186

Undesignated Hedges

To manage transactional exposure to fair value movements on certain monetary assets and liabilities denominated in foreign currencies, the Company has implemented a balance sheet hedging program. The Company does not use hedge accounting for these contracts as changes in the fair values of these contracts are offset by changes in the fair value of the balance sheet items. As of October 1, 2023 and December 25, 2022, the total notional amounts of the Company’s undesignated derivative instruments were $289,536 thousand and $296,474 thousand, respectively.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

At October 1, 2023 and December 25, 2022, the fair value of the Company’s undesignated derivative financial instruments are recorded in the Condensed Combined Balance Sheets as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets
Unrealized gains	$1,836	$4,693
Unrealized losses	—	—

Net unrealized gains	1,836	4,693

Accrued liabilities
Unrealized gains	—	—
Unrealized losses	(4,577)	(1,974)

Net unrealized losses	(4,577)	(1,974)

Total unrealized (losses) gains, net	$(2,741)	$2,719

The Company recorded net gains (losses) of $905 thousand and $(8,712) thousand on these instruments to other expense, net for the nine months ended October 1, 2023 and September 25, 2022, respectively, relating to the change in fair value of such derivatives, substantially offsetting gains and losses from the change in fair value of the items to which the instruments relate.

For additional information related to the Company’s derivative financial instruments see notes 3 and 10.

(13)	Restructuring Actions

During 2020, the Company took certain integration actions related to the acquisition of eOne by Hasbro in 2019. Substantially all of the remaining cash payments related to these programs are expected to be made by the end of 2024.

During 2022, in support of Blueprint 2.0, the Parent announced an Operational Excellence program in which the Company took certain restructuring actions, including global workforce reductions, resulting in severance and other employee charges.

The detail of activity related to the Company’s programs as of October 1, 2023 is as follows:

(In thousands)	Integration Program	Operational Excellence Program
Remaining amounts to be paid as of December 25, 2022	$963	$20,168
Payments made in the nine months ended October 1, 2023	—	(8,916)

Remaining amounts to be paid as of October 1, 2023	963	11,252

(14)	Commitments and Contingencies

The Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the Condensed Combined Financial Statements.

See note 11 for additional information on the Company’s future lease payment commitments. See note 8 for additional information on the Company’s long-term debt and production financing repayments.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(15)	Related Parties

The Company has not historically operated as a standalone business and the Condensed Combined Financial Statements are derived from the Consolidated Financial Statements and accounting records of Hasbro. The following disclosure summarizes activity between the Company and Hasbro. The Company historically settles intercompany transaction between entities and will net settle intercompany transactions to equity prior to close.

Cost Allocations from Hasbro

Hasbro provides certain services including treasury, tax and legal functions to the Company. The Consolidated Financial Statements reflect an allocation of these costs. See note 1 for a discussion of these costs and the methodology used to allocate them.

These allocations are reflected in the Condensed Combined Statement of Operations for nine-month period ended October 1, 2023 and September 25, 2022, as follows:

(In thousands)	2023	2022
General and administration expenses	$299	$100

Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Company during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company operated as a standalone public company. Actual costs that may have been incurred if the Company had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether the functions were outsourced or performed by Company’s employees, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.

Net Parent Investment

“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Condensed Combined Balance Sheets.

(In thousands)	October 1, 2023	December 25, 2022
Net Parent Investment
Corporate allocations	299	1,008
Share-based compensation funded by Parent	8,223	4,506

Net increase in Net Parent Investment	$8,522	$5,514

Related Party Distribution Arrangements

In the ordinary course of business, the Company distributes Hasbro IP-related content through various physical and digital distribution arrangements. Expenses related to these related party distribution arrangements may not be indicative of the actual expenses the Company would have incurred as a separate, stand-alone company or of the costs the Company will incur in the future.

Expenses related to these arrangements were $3,008 thousand and $2,345 thousand in the Condensed Combined Statement of Operations for the nine months period ended October 1, 2023 and September 25, 2022, respectively.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(16)	Subsequent Events

The Company has performed an evaluation of subsequent events for disclosure through December 21, 2023, which is the date the financial statements were available to be issued.